Exhibit 99.1

June 29, 2020

The Bryn Mawr Trust Company (together with affiliates, “BMT”) is furnishing this communication to provide an update as to recent events and continued strategic implementation. We expect to provide additional details relating to the financial impact of these matters in our second quarter earnings release on or about July 20, 2020.

Over the past several years, BMT has invested significant time and resources to ensure that our enterprise remains strong and prepared to react quickly and effectively in a rapidly changing environment. With consistent focus on people, process and technology, we have put in place an experienced management team that is poised and ready to navigate BMT through the best and worst of times. We have processes that are increasingly automated and designed to facilitate proactive risk identification and management of the greatest risks facing our institution. And we have continued to implement and upgrade technology designed to improve our security systems, our employee and customer experience, and our ability to manage expenses and gain efficiencies. Through the second quarter of 2020, while navigating the COVID-19 pandemic (the “Pandemic”), these investments have continued to benefit BMT in both planned and unplanned ways.

It is because of BMT’s prior investments in people, process and technology that we were able to quickly shift focus in advance of the Pandemic, and put in place heightened risk management and monitoring processes. Since early March 2020, we have developed a regular cadence of Crisis Management Team meetings, and through that, as well as a commitment to transparency consisting of bank-wide CEO briefings, CEO emails, and HR emails, we have been able to communicate key risks and how the organization is managing those risks to its broader audiences. Additionally, over the last few years BMT has developed a discipline around regular reporting, monitoring and stress-testing which has served us well, and been enhanced to address the Pandemic’s effects on credit, funding, liquidity, operations, and sensitivity to market risk. These efforts have helped to shape our risk response and ensure appropriate deployment of that response.

One tangible and important example of BMT’s ability to leverage our investment in people, process and technology for the benefit of clients is our participation in the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”). BMT stood up our PPP lending program in less than a week, temporarily re-positioning over 100 employees from across the organization, and establishing an infrastructure designed to identify, mitigate, monitor and report operational risks that BMT faced in moving so quickly in response to governmental action and client needs. Through the PPP lending program, BMT was able to make loans to over 1,850 small businesses, both clients and non-clients alike, for over $300 million. We are very proud of our contributions through this program that ensured critical funding for small businesses and their employees.

BMT’s efforts did not stop at PPP loan originations. Recognizing the significance of operational risk that this portfolio poses, and the continued complexity and uncertainty surrounding evolving regulatory pronouncements regarding various aspects of the PPP, we reviewed several options for continued servicing of the PPP loan portfolio through forgiveness and beyond. After thoughtful consideration, we decided that it is in the best interests of both BMT and our PPP borrowers that the loans be serviced by an organization that has the servicing infrastructure in place to support the significant volume and short timeframe involved in the complex and evolving PPP forgiveness process. In that regard, in late June BMT sold substantially all of its PPP loans to The Loan Source, Inc., which, together with its servicing partner, ACAP SME, LLC, will take over the forgiveness and ongoing servicing process for the PPP loans.

The Pandemic has also provided BMT a unique opportunity for modification and advancement in our facilities and staffing strategy that we may never have been able to realize otherwise. For the better part of a year, BMT has been working on a comprehensive facilities and staffing strategy (“Strategy”) with the intent of optimizing both our front- and back- office space to better serve our clients and structure a staffing model to deliver our services more efficiently and effectively. When the Pandemic began, we halted our Strategy in order to focus on serving our clients and managing organizational risk, as discussed above. As time moved forward, our response to the Pandemic taught us a great deal about our ability to serve our clients and work remotely. With this information, we modified, and in some cases, accelerated our Strategy.

The first modification has been to our working environment. Due to BMT’s years-long commitment to technology, in early March 2020 we were able to quickly and securely shift approximately 70% of our workforce to a work-from-home model. That model has been extremely effective and, more importantly, has been embraced by our employees. Therefore, we have modified our Strategy to address a long-term working environment where support and back-office staff have the capability to work remotely during a majority of the time and, when needed, use a hoteling structure to facilitate in-office collaboration. This change to our operational model is expected to allow us to exit approximately 33,000 square feet of owned and leased office space at or around year-end 2020. Overall, the anticipated changes due to our Strategy are expected to impact both occupancy and personnel costs going-forward.

As for BMT’s retail network and client-facing divisions, these are essential components of BMT’s strategic plan. In the current environment, BMT maintains the dual mandate of managing operational risk, and thus the safety of our clients and employees, with ensuring necessary retail branch access to deliver our products and services. With that end in mind, we have adopted a hybrid model that blends designated “client centers”, where we will physically meet with clients via appointment only, with support from limited service drive-up locations.

BMT’s Strategy has also always included a methodical reorganization of departments that have become more efficient through better processes and use of technology. Our Strategy, coupled with the way we have been working since the start of the Pandemic, gave us greater transparency into how our technology and processes are working, and where we could gain staffing efficiencies by reductions where redundancies have been identified. In late June, we made certain staff reductions associated with these identified efficiencies, which resulted in the elimination of 20-25 positions enterprise-wide. BMT did not make this move lightly, and only did so after very careful thought and deliberation. Ultimately, we believe that this will make BMT stronger and better positioned to weather the next phase of the economic cycle.

Overall, we believe that our continued focus on people, process and technology has benefited the organization in a meaningful way. We are excited about the future and where it can lead.

ABOUT BRYN MAWR BANK CORPORATION

Bryn Mawr Bank Corporation (the “Corporation”)(NASDAQ: BMTC), is the holding company for The Bryn Mawr Trust Company which was founded in 1889, and is headquartered in Bryn Mawr, Pa. BMT is a locally managed, premier financial services company providing retail and commercial banking; trust administration and wealth management; and insurance and risk management solutions. Bryn Mawr Bank Corporation has $4.9 billion in corporate assets and $15.6 billion in wealth assets under management, administration, supervision, and brokerage (as of 3/31/2020). The company operates 43 banking locations, 7 wealth management offices and 2 insurance and risk management locations in the following counties: Montgomery, Chester, Delaware, Philadelphia, and Dauphin Counties in Pennsylvania; New Castle County in Delaware; and Mercer and Camden Counties in New Jersey. For more information, visit bmt.com.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This communication contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “strategy,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this communication are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. The Pandemic is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the Pandemic, could affect us in substantial and unpredictable ways. Other factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss model, which has changed how we estimate credit losses and may result in further increases in the required level of our allowance for credit losses; unanticipated regulatory or legal proceedings, outcomes of litigation or other contingencies; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; uncertainty regarding the future of LIBOR; the impact of public health issues and pandemics, and their effects on the economic and business environments in which we operate, the effect of the Pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; and other factors as described in our securities filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements and information set forth herein are based on Corporation management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC, including our most recent Quarterly Report on Form 10-Q.

# # # #
3